EXHIBIT 31.2
Certification of Principal Executive Officer Pursuant to
Section 302 of the Sarbanes-Oxley Act of 2002
I, Gregory Vickowski, certify that:
1.
I have reviewed this Amendment No. 1 to the annual report on Form 10-K of the registrant, Procaccianti Hotel REIT, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 20, 2020	By:	/s/ Gregory Vickowski Gregory Vickowski Chief Financial Officer, Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)